EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders:
GenVec, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164862, No. 333-140373, No. 333-133366 and No. 333-76886), and on Form S-8 (File No. 333-153694, No. 333-153693, No. 333-110446, No. 333-55590, No. 333-55586 and No. 333-55584) of GenVec, Inc. of our reports dated March 12, 2009, with respect to (1) the balance sheets of GenVec, Inc., as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2009, and (2) the effectiveness of internal control over financial reporting as of December 31, 2009 which reports appear in the December 31, 2009 Annual Report on Form 10-K of GenVec, Inc.

Our report refers to the adoption of FASB Accounting Standards Codification Section 730-20 (formerly Emerging Issues Task Force Issue No. 07-3), "Research and Development Costs," effective January 1, 2008.

/s/KPMG LLP

McLean, Virginia
March 12, 2010